                                                               Exhibit (8)(a)(4)


                      Amendment No. 4, dated _______, 1999,
                                     to the
                             Participation Agreement
                             dated January 30, 1996
                                  By and Among

                            MARKET STREET FUND, INC.
                                       and
                         NATIONAL LIFE INSURANCE COMPANY
                                       and
                         1717 CAPITAL MANAGEMENT COMPANY
                        (formerly PML SECURITIES COMPANY)

                                     AND LSW


       This Amendment No. 4, dated as of ___________, 1999, to the Participation Agreement dated January 30, 1996 as previously amended by Amendment No. 1 dated as of June 30, 1997, Amendment No. 2 dated as of April ___, 1998, and Amendment No. 3 dated as of __________, 1998 (the "Participation Agreement"), by and among NATIONAL LIFE INSURANCE COMPANY, a Vermont insurance company (the "Company"), the MARKET STREET FUND, INC., an open-end diversified investment company organized under the laws of the State of Maryland (the "Fund"), 1717 CAPITAL MANAGEMENT COMPANY (formerly PML SECURITIES COMPANY), a Delaware corporation (the "Underwriter"), and LIFE INSURANCE COMPANY OF THE SOUTHWEST, a Texas insurance company ("LSW") is made and entered into as of _____ ___, 1999.

       WHEREAS, the Company has formed a new set of subaccounts of National Variable Life Insurance Account, which will fund a flexible premium variable universal life insurance policy intended primarily for the corporate market ("COLI"), such new set of subaccounts being known as the "New Subacounts"; and

       WHEREAS, the Company desires to purchase shares of the Portfolios on behalf of the New Subaccounts to fund COLI contracts, and the Fund and the Underwriter are willing to sell such shares to the Company for such purpose;

       NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree to amend the Participation Agreement as follows:

       1. Definitions. Unless otherwise specifically provided for herein, all capitalized terms defined in the Participation Agreement shall have the same meanings when used herein as in the Participation Agreement. The definition of the term "Policy" is hereby broadened to include the COLI contracts to be offered by the New Subaccounts, as well as the single life flexible premium adjustable benefit variable life insurance policies (VariTrak) and the second-to-die variable life insurance policies offered by National Variable Life Insurance Account (Sentinel Estate Provider), as well as the variable annuity contracts being offered by National Variable Annuity Account II (Sentinel Advantage) and LSW/RetireMax.

       2. Sale of Fund Shares. The Underwriter agrees to sell shares of the Fund, and the Fund agrees to make available its shares for such sale, to the Company on behalf of the New Subaccounts, on the same terms and conditions as the Underwriter currently sells shares of the Fund, and the Fund currently makes its shares available for such sale to the Company on behalf of the existing subaccounts of the National Variable Life Insurance Account, the National Variable Annuity Account II and LSW.


       IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 4 to the Participation Agreement to be executed in its name and behalf by its duly authorized representative as of the date set forth above.


                          NATIONAL LIFE INSURANCE COMPANY



                          --------------------------
                          by:

                          MARKET STREET FUND, INC.



                          --------------------------
                          by:

                          1717 CAPITAL MANAGEMENT COMPANY



                          ---------------------------
                          by:



                          LIFE INSURANCE COMPANY OF THE
                          SOUTHWEST
                          by:  NATIONAL LIFE INSURANCE COMPANY



                          ---------------------------------
                          by:




                                       2